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EXHIBIT 23 CONSENT OF BKD, LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement of Citizens First Corporation on Form S-8 (File No. 333-115359) of our report dated January 21, 2005, on our audits of the consolidated financial statements of Citizens First Corporation as of December 31, 2004 and 2003, and for the years then ended, which report is incorporated by reference in this Annual Report on Form 10-KSB.

                                                /s/ BKD, LLP
Evansville, Indiana
March 18, 2005

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